UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934
Date of report: September 10, 2014
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1000 Alfred Nobel Drive
Hercules, California 94547
(Address of principal executive offices) (Zip Code)
(510) 724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2014, the Board of Directors of Bio-Rad Laboratories, Inc. (the “Company”) appointed John Goetz as Chief Operating Officer of the Company. In his new role Mr. Goetz is responsible for all operating functions of the Company on a global basis, namely the Clinical Diagnostics and Life Science segments as well as global sales.

Mr. Goetz has been with the Company for 40 years and has served in various capacities throughout that time, including Division Manager of Quality Systems and Group Operations Manager. In 1999 Mr. Goetz led the Company’s integration efforts of the newly acquired Pasteur Sanofi Diagnostics business. In 2000, he was appointed to head the Clinical Diagnostics Group.

In connection with Mr. Goetz’s appointment, the Company increased his annual salary from $580,800 to $650,000 and increased his target bonus under the Company’s cash incentive bonus plan from 50% to 75% of his salary. In addition, the Company granted Mr. Goetz an option to purchase 6,000 shares of the Company’s common stock and 6,000 restricted stock units.

Pursuant to the Instruction to Item 5.02 Paragraph (c), the filing of this Current Report on Form 8-K has been delayed until the issuance of the press release announcing the appointment of Mr. Goetz, which is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release of Bio-Rad Laboratories, Inc. dated October 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	October 1, 2014	By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Bio-Rad Laboratories, Inc. dated October 1, 2014